Exhibit 5.1



                   [Letterhead of Andrews & Kurth L.L.P.]



                             January 8, 1999



           Leviathan Gas Pipeline Partners, L.P.
           El Paso Energy Building
           1001 Louisiana Street
           Houston, Texas 77002

           Gentlemen:

           We have acted as counsel to Leviathan Gas Pipeline
           Partners, L.P. a Delaware  limited  partnership
          (the "Partnership") and Leviathan Gas  Pipeline
           Company, a Delaware corporation and the general
           partner  of the Partnership, in connection with
           the   preparation    of    the    Partnership's
           Registration   Statement   on  Form  S-8   (the
           "Registration   Statement")   filed    by   the
           Partnership  under the Securities Act of  1933,
           as amended (the "Securities Act"), with respect
           to the offering  and  sale by the Company of up
           to 3,100,000 common units representing limited partnership interests in the Partnership (the
           "Common   Units")   in   connection   with  the
           Leviathan Gas Pipeline Partners, L.P. 1998 Unit Option Plan for Non-Employee Directors and the 1998 Omnibus Compensation Plan (together, the "Plans").

           As the basis for the opinions hereinafter expressed,
           we have examined  such   statutes,  regulations,
           corporate  records and documents,  certificates
           of corporate and public officials, and other instruments as we have deemed necessary or advisable for the purposes of this opinion. In
           such   examination   we   have    assumed   the
           authenticity of all documents submitted  to  us
           as   originals  and  the  conformity  with  the
           original documents of all documents submitted to us as copies.

           Based upon the foregoing, and subject to the limitations and assumptions set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

           1. The Partnership has been duly formed and is validly existing as a limited partnership under the Delaware Revised Uniform Limited Partnership Act.

           2. The Common Units will, when issued and paid for in accordance with the terms of the Plans, be duly authorized, validly issued, fully paid and nonassessable, except as such nonassessability may be affected by the matters described in the prospectus included in the Partnership's registration statement on Form S-3 filed under the Securities Act on April 4, 1994(File No. 33-77280) under the caption "Description of the Partnership Agreements-Limited Liability."

           The foregoing opinion is based on and is limited to the Revised Uniform Limited Partnership Act of the State of Delaware and the relevant federal laws of the United States of America, and we render no opinion with respect to the laws of any other jurisdiction.

           We hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement. This opinion is rendered solely for your benefit and may not be relied upon in any manner by any other person or entity without our express written consent.


                                      Very truly yours,

                                      /s/ ANDREWS & KURTH L.L.P.